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                           CERTIFICATE OF AMENDMENT TO
                           ---------------------------
                            ARTICLES OF INCORPORATION
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                                       OF
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                    ADVANCED REFRIGERATION TECHNOLOGIES, INC.
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                            A California Corporation

         The undersigned hereby certifies as follows:

         ONE: That they are the President and Secretary, respectively, of ADVANCED REFRIGERATION TECHNOLOGIES, INC., a California Corporation.

         TWO: That at a meeting of the Board of Directors on May 14, 1998, the Corporation made the following resolution:

         RESOLVED, that the Corporation amend its Articles of Incorporation Article Six as follows:

         SIX: This corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total number of shares authorized to be issued is: Twenty Million (20,000,000) shares.

         THREE: This Resolution was approved by the required vote of shareholders in accordance with Section 902, 903 or 904 of the corporations code. The total number of outstanding shares of each class entitled to vote for the amendment is Five Hundred Thousand (500,000). The number of shares of each class voting for the amendment equaled or exceeded the vote required, that being fifty (50%) percent. The amendment was approved by a vote of four hundred thousand (400,000) shares, equaling 80% of all shares entitled to vote.

Dated: June 17, 1998
                                                  By /s/  Charles E. McEwan
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                                                  CHARLES E. McEWAN, President
Dated: June 17, 1998
                                                  By /s/ Clare C. Schrum
                                                  ---------------------------
                                                  CLARE C. SCHRUM, Secretary

         We, the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the State of California, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to Articles of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.

                                                  By /s/  Charles E. McEwan
                                                  ----------------------------
                                                  CHARLES E. McEWAN, President

                                                  By /s/ Clare C. Schrum
                                                  ----------------------------
                                                  CLARE C. SCHRUM, Secretary